UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report:           October 31, 2006

QUIXOTE CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number     001-08123

DELAWARE	36-2675371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:     (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR   240.13e-4(c))

Item 1.02.  Termination of Material Definitive Agreement.

Effective October 31, 2006, our Mexican subsidiary, Quixote Transportation Safety-Mexico S. de R. C. de C. V., and Intersection Development Corporation, S. A. de C. V. terminated the Lease Contract dated May 16, 2003 for our facility in Tecate, Mexico.  In addition, our Guaranty of that Lease Contract dated May 16, 2003 was terminated effective October 31, 2006.  The Lease Contract and the Guaranty were terminated in connection with the closure of that facility as part of the restructuring plan for our Intersection Control segment.  To terminate the Lease Contract and the Guaranty, we paid the lessor a termination settlement fee of $85,000.

Item 2.02.  Results of Operations and Financial Condition.

On October 31, 2006, we issued a press release announcing its financial results for its first quarter of fiscal year 2007.   The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.

In a conference call discussing the press release, management disclosed certain information which may be considered important to certain shareholders.

The loss per share reported for the first quarter of 2007 of $0.66 included a gain on the sale of assets, restructuring costs and inventory write-offs related to discontinuation of several product lines within the Intersection Control segment.  The earnings per share reported for the first quarter of last year of $0.03 included a gain on the legal settlement with the sellers of Peek Traffic. The tables to the press release include a reconciliation of these items from the GAAP operating loss to a non-GAAP operating profit.  Excluding these items from the GAAP income before income taxes and applying our historical effective income tax rate of 38%, the loss per share for the first quarter of 2007 is $0.06 compared to a loss per share of $0.01 for the first quarter of 2006.  If we exclude the $3.6 million in inventory write-offs recorded in Cost of Sales, our consolidated gross margin increased to 34.1% for the first quarter this year compared to 27.8% for the first quarter last year.

Sales for the Protect and Direct segment for the first quarter of fiscal 2007 increased 5% to $18.7 million from $17.8 million for the first quarter of fiscal 2006.   Sales for the Inform segment for the first quarter decreased approximately $300,000, or 5%, to $6.1 million from $6.4 million last year.  Of the $300,000 decrease in Inform segment revenue, approximately $200,000 relates to the sale of the weather forecasting business sold at the end of fiscal 2006.  Sales for the Intersection Control segment for the first quarter of fiscal 2007 decreased 38% to $34.2 million from $39.4 million due to the sale and discontinuation of several product lines related to our restructuring plan.

Backlog as of September 30, 2006 was $24.1 million, compared to $29.5 million last year, due principally to a $6 million decrease in backlog for the Intersection Control segment due to the product line restructuring.  For the Inform segment, backlog increased $2.4 million, or 36%, from last year to a record $9.2 million dollars which includes $1.5 million related to a long-term contract.  The backlog for Protect and Direct decreased $1.8 million, or 19%, from last year.

We are beginning to see bids for large contracts within the Intersection Control segment after a decline in bid activity over the past couple years.  Recently, we were awarded an $850,000 contract from the County of Los Angeles for traffic controllers.  Given current trends and with the shut down of the West Coast manufacturing operations in the Intersection Control segment, we believe that we may reach profitability in the second quarter of fiscal 2007 excluding restructuring costs expected to be less than $800,000 and gains on the sale of assets.

A conference call discussing the press release was recorded and is available for replay through Tuesday, November 7, 2006 at 12AM.  To access the replay, please call (888) 286-8010 and enter passcode 34539259; the recorded web cast will also be available at “www.quixotecorp.com”.

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements include statements regarding the Registrant’s expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts.  Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report.  Forward-looking statements are subject to numerous risks, uncertainties and assumptions about the Registrant and its business.  These risks and uncertainties are discussed in the Registrant’s annual report on Form 10-K for the year ended June 30, 2006 and subsequent quarterly reports on Form 10-Q.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Registrant does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  For those statements, the Registrant claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The information in response to Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in response to Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01  Other Events.

Due to the death of William G. Fowler in March 2006, there is currently a vacancy on the Board of Directors.   The Board is in the process of completing its interviews of potential candidates and expects to fill the Board vacancy within the next thirty days.  The Board has determined that it is preferable to, and therefore anticipates that it will, fill the vacancy with an individual who not only satisfies the independence requirements under the Nasdaq Marketplace Rules, but will have no material connection to the Company (that is, no material, financial, personal, business or other relationship that a reasonable person could conclude could potentially influence boardroom objectivity) prior to being elected to the Board.

Item 9.01               Financial Statements and Exhibits.

The following Exhibits are included herein:

(d)           Exhibits

99            Press Release issued by Quixote Corporation, dated October 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE: October 31, 2006	/s/ Daniel P. Gorey
DANIEL P. GOREY
Vice President, Chief Financial
Officer and Treasurer
(Chief Financial & Accounting
Officer)